Exhibit 99.1

CreXus Investment Corp. Reports Results for the 4th Quarter and Year Ended 2011

NEW YORK--(BUSINESS WIRE)--February 23, 2012--CreXus Investment Corp. (NYSE: CXS), today reported GAAP net income for the quarter ended December 31, 2011 of $41.8 million or $0.55 per average share, as compared to $4.5 million or $0.25 per average share for the quarter ended December 31, 2010 and $39.9 million or $0.52 per average share for the quarter ended September 30, 2011.

GAAP net income for the year ended December 31, 2011 was $108.4 million or $1.73 per average share as compared to GAAP net income of $11.9 million or $0.66 per average share for the year ended December 31, 2010.

During the quarter ended December 31, 2011, the Company sold Agency residential-mortgage-backed securities (“Agency MBS”) with a carrying value of $191.6 million resulting in realized gains of $4.5 million. The Company did not sell Agency MBS during the quarters ended December 31, 2010 and September 30, 2011.

For the year ended December 31, 2011, the Company sold commercial mortgage-backed securities (“CMBS”) with a carrying value of $200.8 million resulting in realized gains of $13.9 million and Agency MBS with a carrying value of $191.6 million resulting in realized gains of $4.5 million. For the year ended December 31, 2010, the Company sold CMBS with a carrying value of $61.2 million resulting in realized gains of $623 thousand.

Common dividends declared for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011, were $0.35, $0.22 and $0.30 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as differences in premium amortization and discount accretion, non-taxable unrealized and realized gains and losses, credit loss recognition, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2011, based on the December 31, 2011 closing price of $10.38, was 13.49%.

On a GAAP basis the Company provided a return on average equity of 18.12%, 6.60%, and 17.61%, for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011, respectively. On a GAAP basis, the Company provided a return on average equity of 12.03% and 4.53% for the years ended December 31, 2011, and 2010, respectively.

Kevin Riordan, Chief Executive Officer and President of CreXus, commented on the quarter’s results. “The fourth quarter of 2011 continued to demonstrate the breadth of our origination platform. During the quarter we made several new investments, continued to transform low yielding financings into accretive long-term investments, consummated new originations, and expanded our pipeline of opportunities. We closed over $143 million in new investments during the quarter, with several notable transactions: CreXus acquired its first two net lease facilities, two warehouse/distribution centers located in Phoenix, Arizona, for $33 million. We also funded a $29 million senior and mezzanine loan secured by two retail facilities in Indiana, a $20 million mezzanine loan secured by a portfolio of office buildings in Southern California, and a $12 million first mortgage secured by a condominium development in New Jersey.”

Mr. Riordan continued: “A significant wall of commercial real estate debt is slated to mature over the next several years, and institutions here and in Europe are looking to de-lever their balance sheets to adapt to new risk thresholds and capital ratios. Moreover, volatility in the capital markets continues to present attractive, risk-adjusted debt and equity investments. In this environment, I believe CreXus is well-positioned to take advantage of these opportunities.”

With the expansion of our portfolio to incorporate investment properties, we have adopted segment accounting to differentiate the returns between debt and equity investments. The following table summarizes segmented investment portfolio information for the Company:

	Quarter ended December 31, 2011	Quarter ended December 31, 2010	Quarter ended September 30, 2011
Debt Securities Portfolio	(dollars in thousands)
Debt investment portfolio at period-end	$752,801	$412,981	$894,926
Interest bearing liabilities at period-end	-	172,837	-
Secured financing leverage at period-end (Debt:Equity) (1)	-	0.6:1	-
Fixed-rate investments as percentage of portfolio	38%	94%	50%
Adjustable-rate investments as percentage of portfolio	62%	6%	50%
Fixed-rate investments
Agency mortgage-backed securities as percentage of fixed-rate assets	-	-	38%
Commercial mortgage-backed securities as percentage of fixed-rate assets	-	55%	-
Commercial mortgage loans as percentage of fixed-rate assets	100%	40%	58%
Commercial preferred equity as percentage of fixed-rate assets	-	5%	4%
Adjustable-rate investments
Commercial mortgage loans as percentage of adjustable-rate assets	100%	100%	100%
Weighted average yield on interest earning debt assets at period-end	29.86%	7.75%	16.80%
Weighted average cost of funds for debt portfolio at period-end(1)	-	3.60%	-
Real Estate Properties Portfolio including Net Lease Operations
Real estate investment at period-end	33,196	-	-
Weighted average yield on real estate investment portfolio at period end	7.67%	-	-
Financing on real estate	16,600	-	-
Weighted average cost of funds on real estate investment financing	3.50%	-	-

(1) Excludes commercial mortgage financing, this is a consolidated non-retained liability.

The following table summarizes characteristics for each asset class:

	Quarter ended				Quarter ended				Quarter ended
	December 31, 2011				December 31, 2010				September 30, 2011
	Commercial Loans	Preferred Equity	Agency MBS	Real Estate	Commercial Loans	Preferred Equity	CMBS	Real Estate	Commercial Loans	Preferred Equity	Agency MBS	Real Estate
Weighted average amortized cost basis	$ 90.0	-	-	-	$ 95.5	$ 93.4	$ 101.3	-	$ 85.6	$ 93.8	$ 104.7	-
Weighted average coupon	5.94%	-	-	-	8.80%	10.09%	5.37%	-	5.40%	10.09%	4.77%	-
Fixed-rate percentage of asset class	38%	-	-	-	100%	100%	100%	-	37%	100%	100%	-
Adjustable-rate percentage of asset class	62%	-	-	-	-	-	-	-	63%	-	-	-
Weighted average yield on assets at period-end	29.86%	-	-	7.67%	10.30%	12.37%	5.12%	-	19.97%	17.28%	3.39%	-
Weighted average cost of funds at period-end	-	-	-	3.50%	-	-	3.60%	-	-	-	-	-

At December 31, 2011, the Company’s commercial mortgage loan portfolio had two loans relating to one group of underlying properties that were 30 days or more delinquent. At December 31, 2010, the Company’s CMBS portfolio was composed of AAA-rated securities and its commercial mortgage loan portfolio had no loans 30 days or more delinquent. At September 30, 2011, the Company’s commercial mortgage loan and preferred equity portfolio had two loans relating to one group of underlying properties that were 30 days or more delinquent. During the quarters ended December 31, 2011 and September 30, 2011, the Company did not record any additional general loan loss provision as compared to loan loss provisions of $127,000 for the quarter ended December 31, 2010.

The accretion of discount on the Company’s loan and preferred equity portfolio, which is a component of interest income, for the quarters ended December 31, 2011, December 31, 2010 and September 30, 2011, was $28.8 million, $105 thousand and $30.9 million, respectively. The total net discount remaining at December 31, 2011 was $83.8 million, which includes an estimated $45.2 million of unaccretable discount, which is the difference between estimated recovery value and par, as compared to total net discount remaining of $2.8 million and $114.3 million at December 31, 2010 and September 30, 2011, respectively. Approximately $10.4 million of the accretion income for the quarter ended December 31, 2011 was accelerated due to early pay-off of loans in the first quarter of 2012. The Company no longer holds any preferred equity positions at December 31, 2011.

Annualized general and administrative expenses, including the management fee, as a percentage of average total equity were 2.09%, 1.69% and 1.86% for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011, respectively. At December 31, 2011, the Company had a common stock book value per share of $12.10 as compared to $14.79 and $11.96 at December 31, 2010 and September 30, 2011, respectively.

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial mortgage-backed securities and other commercial and residential real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company.

The Company will hold the fourth quarter 2011 earnings conference call on Friday, February 24, 2012, at 1:00 p.m. ET. The number to call is 1-866-524-3160 for domestic calls, 1-412-317-6760 for international calls and 1-866-605-3852 for Canadian calls. There is no pass code, please reference CreXus Investment Corp fourth quarter earnings. The replay number is 1-877-344-7529 for domestic calls and 1-412-317-0088 for international calls and the conference number is 10009716. The replay will be available at 3:00 p.m. EDT through February 27, 2012 at 1:00 p.m. ET. There will be a web cast of the call on www.crexusinvestment.com. If you would like to be added to the e-mail distribution list, please visit www.crexusinvestment.com, click on Investor Relations, then E-Mail Alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our projected financial and operating results; our ability to obtain and maintain financing arrangements and the terms of such arrangements; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs; our expected assets; changes in the value of our assets; interest rate mismatches between our assets and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate assets; rates of default or decreased recovery rates on our assets; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to integrate and manage newly acquired assets into our portfolio; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent annual report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010 (1)
Assets:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$ 202,814	$ 47,233	$ 37,130	$ 30,579	$ 31,019
Commercial mortgage-backed securities, at fair value	-	-	-	224,427	224,112
Agency mortgage-backed securities, at fair value	-	200,335	210,031	210,434	-
Commercial mortgage net of allowance for loan losses ($369, $331, $331, $331, and $224)
Senior	374,348	323,850	384,465	34,823	34,873
Subordinated	71,517	71,041	92,845	37,754	37,776
Mezzanine	306,936	278,418	220,307	94,920	95,022
Preferred equity, net allowance for loan losses ($0, $38, $38, $38 and $18)	-	21,282	21,212	21,212	21,198
Investment in real estate:
Real estate, at cost	33,250	-	-	-	-
Accumulated depreciation	(54)	-	-	-	-
Net investment in real estate	33,196	-	-	-	-
Rents receivable	32	-	-	-	-
Accrued interest receivable	2,608	3,861	3,500	3,310	2,774
Receivable from related party, follow-on offering	-	-	-	57,500	-
Receivable from follow-on offering	-	-	-	543,375	-
Other assets	1,420	975	401	558	1,661
Total assets	$ 992,871	$ 946,995	$ 969,891	$ 1,258,892	$ 448,435

Liabilities:
Secured financing agreements	$ -	$ -	$ -	$ 172,470	$ 172,837
Loans	16,600	-	-	-	-
Commercial mortgage financing	14,755	-	-	-	-
Repurchase agreements	-	-	46,550	-	-
Accrued interest payable	6	-	19	311	290
Accounts payable for investment purchases	-	-	-	210,809	-
Accounts payable and other liabilities	4,048	4,038	2,838	4,653	2,637
Dividends payable	26,817	22,986	19,155	4,168	3,986
Investment management fees payable to affiliate	3,488	3,373	3,345	680	650
Total liabilities	65,714	30,397	71,907	393,091	180,400

Stockholders' Equity:
Common stock, par value $0.01 per share, 1,000,000,000 authorized, 76,620,112, 76,620,112, 76,620,112, 73,120,112, and 18,120,112 shares issued and outstanding	766	766	766	731	181
Additional paid-in-capital	890,757	890,757	890,741	853,196	257,014
Accumulated other comprehensive income	-	4,397	2,748	11,116	10,475
Accumulated earnings	35,634	20,678	3,729	758	365
Total stockholders' equity	927,157	916,598	897,984	865,801	268,035
Total liabilities and stockholders' equity	$ 992,871	$ 946,995	$ 969,891	$ 1,258,892	$ 448,435

(1) Derived from the audited consolidated statements of financial condition at December 31, 2010.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Quarter ended December 31, 2011 (unaudited)	For the Quarter ended September 30, 2011 (unaudited)	For the Quarter ended June 30, 2011 (unaudited)	For the Quarter ended March 31, 2011 (unaudited)	For the Quarter ended December 31, 2010

Net interest income:
Interest income	$41,426	$43,961	$12,901	$7,381	$7,289
Interest expense	75	21	742	1,532	1,569
Net interest income	41,351	43,940	12,159	5,849	5,720

Other income:
Realized gains on sales of investments	4,556	-	13,925	-	-
Miscellaneous fee income	511	217	-	-	-
Leasing income	238	-	-	-	-
Total other income	5,305	217	13,925	-	-

Other expenses:
Provision for loan losses	-	-	-	127	127
Management fee	3,560	3,373	3,345	680	650
General and administrative expenses	1,269	848	614	480	492
Depreciation expense	54	-	-	-	-
Total other expenses	4,883	4,221	3,959	1,287	1,269

Net income before income tax	41,773	39,936	22,125	4,562	4,451
Income tax	(1)	-	-	1	-
Net income	$41,774	$39,936	$22,125	$4,561	$4,451

Net income per share-basic and diluted	$0.55	$0.52	$0.29	$0.23	$0.25
Weighted average number of shares outstanding-basic and diluted	76,620,112	76,620,112	76,466,266	19,953,445	18,120,112

Comprehensive income:
Net income	$41,774	$39,936	$22,125	$4,561	$4,451
Other comprehensive income (loss):
Unrealized gains (losses) on securities available-for-sale	159	1,649	5,557	641	(4,093)
Reclassification adjustment for realized gains included in net income	(4,556)	-	(13,925)	-	-
Total other comprehensive income (loss)	(4,397)	1,649	(8,368)	641	(4,093)
Comprehensive income	$37,377	$41,585	$13,757	$5,202	$358

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Year ended December 31, 2011	For the Year ended December 31, 2010 (1)

Net interest income:
Interest income	$105,669	$20,732
Interest expense	2,370	5,279
Net interest income	103,299	15,453

Other income:
Realized gains on sales of investments	18,481	623
Miscellaneous fee income	728	-
Leasing income	238	-
Total other income	19,447	623

Other expenses:
Provision for loan losses	127	240
Management fee	10,958	1,644
General and administrative expenses	3,211	2,305
Depreciation expense	54	-
Total other expenses	14,350	4,189

Net income before income tax	$108,396	$11,887
Income tax	-	1
Net income	$108,396	$11,886

Net income per share-basic and diluted	$1.73	$0.66
Weighted average number of shares outstanding- basic and diluted	62,609,153	18,120,112

Comprehensive income (loss):
Net income	$108,396	$11,886
Other comprehensive income (loss):
Unrealized gains (losses) on securities available-for-sale	-	11,471
Reclassification adjustment for realized gains included in net income	(10,475)	(623)
Total other comprehensive income (loss)	(10,475)	10,848
Comprehensive income	$97,921	$22,734

(1) Derived from the audited consolidated statements of operations and comprehensive income as of December 31, 2010.

CONTACT:
Crexus Investment Corp.
Investor Relations
1-877-291-3453
www.crexusinvestment.com